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                                                                    Exhibit 16.1

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

June 11, 2002

Dear Sir/Madam:

We have read paragraphs 1 and 2 of Item 4 of Form 8-K dated June 11, 2002 of School Specialty, Inc. filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP

By: /s/ Arthur Andersen LLP